AMENDMENT NO. 7 TO
                                CREDIT AGREEMENT


            THIS AMENDMENT NO. 7 TO CREDIT AGREEMENT (the "Amendment") is entered into as of the 2nd day of December, 1996 by and between PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent under the Credit Agreement described below, on behalf of the Lenders, and BORDERS GROUP, INC., a Delaware corporation (the "Company"), on behalf of the Borrowers.

                                   WITNESSETH:

            WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Syndication Agent have entered into that certain Credit Agreement dated as of March 28, 1995 (as heretofore amended, the "Agreement"; terms defined in the Agreement, as amended hereby, which are used herein shall have the same meanings as are set forth in the Agreement for such terms unless otherwise defined herein);

            WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Agreement, and the Lenders are willing to do so on the terms and subject to the conditions hereinafter set forth; and

            WHEREAS, pursuant to Section 12.01 of the Agreement, the Administrative Agent, with the written consent of the Required Lenders, may enter into certain prescribed amendments to the Agreement on behalf of the Lenders, and the Company may enter into amendments of the Agreement on behalf of the Borrowers;

            NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders and the Borrowers hereby agree as follows:

            1.     Amendment  to  Agreement.   Upon  the  Effective  Date  (as
defined in Section 2 below), the Agreement is amended as follows:

                  a. Clause (xiii) of the definition of "Permitted Lien" in Section 1.01 is amended by deleting the words "Section 8.02(a)(xv)" and inserting in lieu thereof the following: "Section 8.02(a)(xi)".

                  b. The definition of "Consolidated Funded Indebtedness" in Section 1.01 is amended by inserting the following after "Lease Financing Guarantee": "or permitted by Section 8.02(c)(viii)".

                  c.     The   definition  of  "Fee  Letters"  is  amended  by
inserting the following immediately after "Syndication Agent":

                   and all other letter agreements between the Company and any party hereto under which the parties thereto designate that such letter agreement is a fee letter for purposes of this Agreement, including, without limitation, the letter agreements dated as of November 14, 1996 between the Company and the Administrative Agent or the Syndication Agent.

                  d. The definition of "Fees" in Section 1.01 is amended by inserting the following immediately after "Usage Fee": "the Repurchase Fee".

                  e. Section 1.01 is amended by amending and restating the definitions set forth below as follows:

                         Financed  Lease shall mean a lease of real  property,
improvements on real property or real property and improvements thereon by the Company or any of its Subsidiaries entered into (i) pursuant to the Participation Agreement or (ii) in connection with the Supplemental Facility (including without limitation any lease with respect to Indebtedness under the Project Loan Agreements (as defined in the Lease Credit Agreement) purchased or assigned as part of the Supplemental Facility).

                         Foreign  Joint Venture  shall mean  individually  and
Foreign Joint Ventures shall mean collectively any corporation, partnership, limited liability company, joint venture or other entity (i) incorporated in any jurisdiction other than a state of the United States of America or formed primarily for the purpose of doing business outside of the United States of America and (ii) in which the Company and its Subsidiaries own less than 50% of the capital stock, partnership interests, membership interests or other ownership interests.

                         Lease  Financing  Payment  shall mean any  payment by
the Company or any of its Subsidiaries (i) under the Lease Financing Guarantee or any Supplemental Lease Financing Agreement in respect of Contingent Obligations described in Section 8.02(c)(viii) (other than in respect of Basic Rent (as defined in the Lease Credit Agreement and the Supplemental Lease Financing Agreements (or if the term Basic Rent is not defined in the Supplemental Lease Financing Agreements, as the amount represented by Basic Rent as defined in the Lease Credit Agreement is otherwise defined in the Supplemental Lease Financing Agreements)), (ii) to purchase or otherwise acquire all or any portion of any Property subject to any Financed Lease, including, without limitation, all payments pursuant to the exercise by the Company or any of its Subsidiaries of any Purchase Option (as defined in a Financed Lease) or similar option as provided in any Supplemental Lease Financing Agreement or
(iii) that constitutes a payment of the Termination Value or the Maximum Residual Guarantee Amount (as each such term is defined in the Lease Credit Agreement or the Supplemental Lease Financing Agreements (or a comparable payment under the Supplemental Lease Financing Agreements if such terms are not defined therein)).

                         Lease  Financing  Rent  Expense  shall mean all Basic
Rent (as defined in the Lease Credit Agreement and the Supplemental Lease Financing Agreements (or if the term Basic Rent is not defined in the Supplemental Lease Financing Agreements, as the amount represented by Basic Rent as defined in the Lease Credit Agreement is otherwise defined in the Supplemental Lease Financing Agreements)) payable by the Company and its Subsidiaries, as lessee or sublessee under a Financed Lease.

                         Restricted  Subsidiary  shall mean  individually  and
Restricted Subsidiaries shall mean collectively any Subsidiary of the Company (other than Unrestricted Subsidiaries) of which 50% or more of the outstanding shares of capital stock, partnership interests or membership interests are owned by the Company (whether directly or through one or more Subsidiaries of the Company).

                  f. Section 1.01 is amended by inserting the following definitions in their proper alphabetical sequence:

                         Capitalized  Rent Expense  shall mean an amount equal
to four times the sum of Rent Expense and Lease Financing Rent Expense.

                         Distributions  shall  have the  meaning  assigned  to
such term in Section 8.02(e).

                         Domestic  Joint Venture shall mean  individually  and
Domestic Joint Ventures shall mean collectively any corporation, partnership, limited liability company, joint venture or other entity (i) incorporated in any state of the United States of America for the purpose of doing business in the United States of America and (ii) in which the Company and its Subsidiaries own less than 50% of the capital stock, partnership interests, membership interests or other ownership interests.

                         Investments  shall have the meaning  assigned to such
term in Section 8.02(d).

                         Joint  Venture  shall mean any Foreign  Joint Venture
or Domestic Joint Venture, and Joint Ventures shall mean all Foreign Joint Ventures and Domestic Joint Ventures.

                         Leverage  Ratio shall mean the ratio  (expressed as a
percentage) of Consolidated Funded Indebtedness plus four times Annual Rent Expense plus eight times Annual Lease Financing Rent Expense to Consolidated Total Capital plus four times Annual Rent Expense plus eight times Annual Lease Financing Rent Expense.

                         Permitted  Joint Venture  Activity shall mean (i) any
Investment by any Borrower in any Joint Venture or any Contingent Obligations of any Borrower in respect of any Indebtedness of any Joint Venture, provided that
(a) the aggregate amount of all such Investments and Contingent Obligations does not at any time exceed 15% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended, (b) the aggregate amount of all such Investments and Contingent Obligations in all Foreign Joint Ventures does not at any time exceed 10% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended, and (c) the aggregate amount of all such Investments and Contingent Obligations in all Domestic Joint Ventures does not at any time exceed 10% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended and (ii) any Contingent Obligations of Borrowers, or Indebtedness of Borrowers constituting reimbursement obligations under letters of credit, relating to leases executed, as lessee, by a Joint Venture, provided, that the aggregate amount of such Contingent Obligations and Indebtedness is limited to lease payments (whether such amounts are fixed or percentage rent, fees, costs or otherwise) not in excess of an aggregate of (x) $15,000,000 in any Fiscal Year with respect to all Joint Ventures, (y) $10,000,000 in any Fiscal Year with respect to all Foreign Joint Ventures and (z) $10,000,000 in any Fiscal Year with respect to all Domestic Joint Ventures.

                         Permitted  Restricted  Subsidiary Activity shall mean
(i) any Investment by any Borrower in any Restricted Subsidiary or any Contingent Obligations of any Borrower in respect of any Indebtedness of any Restricted Subsidiary, provided that (a) the aggregate amount of all such Investments and Contingent Obligations does not at any time exceed 20% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended, (b) the aggregate amount of all equity investments and capital contributions made by the Borrowers in any Restricted Subsidiary does not exceed 15% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended, (c) the aggregate amount of all loans or advances by the Borrowers to Restricted Subsidiaries does not exceed 15% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended and (d) the aggregate amount of all Contingent Obligations of the Borrowers in respect of Indebtedness of Restricted Subsidiaries does not exceed 15% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended and (ii) any Contingent Obligations of Borrowers, or Indebtedness of Borrowers constituting reimbursement obligations under letters of credit, relating to leases executed, as lessee, by a Restricted Subsidiary, provided, that, the aggregate amount of such Contingent Obligations and Indebtedness is limited to lease payments (whether such amounts are fixed or percentage rent, fees, costs or otherwise) not in excess of an aggregate of $15,000,000 in any Fiscal Year with respect to all Restricted Subsidiaries.

                         Repurchase  Amount  shall mean  $50,000,000,  as such
amount may be reduced by the Company pursuant to Section 2.03(d).

                         Repurchase  Fee shall have the  meaning  assigned  to
such term in Section 2.03(d).

                         Supplemental   Facility   shall   have  the   meaning
assigned to such term in Section 8.02(c)(viii).

                         Supplemental  Lease Financing  Agreements  shall mean
all agreements executed in connection with the Supplemental Facility, including, without limitation, any guarantee or reimbursement obligation in respect of a letter of credit or other agreement under which Contingent Obligations of the Borrowers are created in respect of the Supplemental Facility.

                         Unrestricted  Subsidiary shall mean  individually and
Unrestricted  Subsidiaries shall mean collectively any Subsidiary of the Company
(i) of which 80% or more of the outstanding shares of capital stock, partnership interests or membership interests are owned by the Company (whether directly or through one or more Subsidiaries of the Company) and (ii) that has executed and delivered a letter agreement in form and substance satisfactory to the Administrative Agent under which such Subsidiary agrees to be bound by the provisions of Article IX hereof, together with such legal opinions and other documents and instruments as the Administrative Agent may request.

                         Wholly-owned  Subsidiary shall mean  individually and
Wholly-owned Subsidiaries shall mean collectively any Subsidiary of the Company of which all of the outstanding shares of capital stock or other equity interests are owned by the Company (whether directly or through one or more Wholly-owned Subsidiaries of the Company).

                  g. Section 2.03 is amended by adding the following as a new clause (d) and renumbering the existing clause (d) as clause (e):

                         (d)  Repurchase  Fee.  The  Borrowers   hereby  agree
that, upon the purchase by the Company of any common stock of the Company, the Borrowers shall have an irrevocable obligation to pay to the Administrative Agent for the benefit of the Lenders, a nonrefundable fee (the "Repurchase Fee") calculated on a daily basis by multiplying .2667% per annum by the gross amount paid by the Company for such stock. With respect to each such repurchase of stock, the Repurchase Fee shall accrue from the date of any such purchase until the later of (a) the date that is 2 years from the date of such purchase and (b) the date on which the Leverage Ratio, calculated as of the end of any Fiscal Quarter, is less than 60%, provided, that in calculating the Leverage Ratio for purposes of this Section, the Company shall be deemed to have repurchased common stock of the Company and paid the full Repurchase Amount therefor. The Repurchase Fee shall be allocated among the Lenders in proportion to the amount of the Commitment provided by each Lender. Such Repurchase Fee shall be payable in arrears on the last Business Day of each March, June, September and December after the date hereof, provided, that on the Expiration Date or upon acceleration of the Obligations, the Repurchase Fee accrued to such date together with the Repurchase Fee that would be payable thereafter but for the occurrence of the Expiration Date or acceleration of the Obligations, shall be immediately due and payable. Notwithstanding the foregoing, the amount payable under this clause (d) by the Company on the Expiration Date or upon acceleration of the Obligations shall not exceed the Repurchase Fee that otherwise would be payable for a full Fiscal Quarter during the two years referred to above. The Company may upon five (5) Business Days written irrevocable notice to the Administrative Agent permanently reduce the Repurchase Amount in whole multiples of $5,000,000 to an amount not less than the aggregate amount theretofore paid by the Company with respect to repurchases of its common stock as permitted by
Section 8.02(e).

                  h. Section 6.01(j) is amended by inserting immediately after the term "margin stock" the first time such term appears in the second sentence thereof the following: "(other than common stock of the Company repurchased in accordance with Section 8.02(e))".
                  i. Section 6.02 is amended by inserting immediately after the reference to "12.11" the following: "and the amendment of Schedule 6.01(c) in connection with any new Subsidiary of the Company as permitted herein".

                  j. Section 8.01(j) is amended and restated in its entirety as follows:

                         (j)  Use of  Proceeds.  The  Borrowers  will  use the
proceeds of the Loans only for working capital purposes, repurchases of the Company's common stock in accordance with Section 8.02(e) and Purchases and Investments as permitted by this Agreement, and such uses shall not contravene any applicable Law or any other provision thereof.

                  k. Section 8.01(m) is amended and restated in its entirety as follows:

                         (m)  Subsidiary  Guarantees.  If (i)  any  Restricted
Subsidiary's total assets determined in accordance with GAAP at the end of any Fiscal Quarter constitute more than 10% of Consolidated Tangible Net Worth determined at the end of such Fiscal Quarter or (ii) any Restricted Subsidiary's net income determined in accordance with GAAP for any rolling four Fiscal Quarter period exceeds 10% of Consolidated Net Income for such four Fiscal Quarters, the Company shall cause such Restricted Subsidiary to agree to be bound by the provisions of Article IX hereof and to execute a letter agreement to such effect in form and substance satisfactory to the Administrative Agent and to deliver such legal opinions and other documents and instruments as the Administrative Agent may request.

                  l.     Section 8.01(n) is deleted in its entirety.

                  m. Section 8.02 is amended and restated in its entirety as set forth in Schedule 1 hereto.

                  n. Exhibit 8.03(c) is hereby deleted and replaced by Exhibit 8.03(c) attached hereto, or such other form of compliance certificate as the Agents and the Company may otherwise agree from time to time.

                  o.     Section   8.03(c)  is  amended   by   inserting   the
following as a new clause (iii):

             and (iii) describing any Permitted Joint Venture Activity or Permitted Restricted Subsidiary Activity engaged in, or any Purchase made, during the period covered by such financial statements.

                  p.     Section 8.03(j) is amended and restated as follows:

                   (j)  Notices  Regarding  Lease  Financing  Agreements  and
Supplemental Lease Financing AgreementsNotices Regarding Lease Financing Agreements and Supplemental Lease Financing Agreements.

                         (i)  promptly  upon  the   occurrence  of  any  event
requiring the Company or any Subsidiary of the Company, or any election by the Company or any Subsidiary of the Company, to make any Lease Financing Payment, and in any event not less than ten (10) days prior to the date of any such Lease Financing Payment, written notice thereof setting forth the details thereof; and

                         (ii) promptly,  and in any event within five (5) days
after the occurrence thereof, written notice of any matured or unmatured default under the Lease Credit Agreement, the Lease Financing Guarantee or any Supplemental Lease Financing Agreement or any matured or unmatured default under any Financed Lease.

                  q. Section 8.03 of the Agreement is amended by adding a new clause (k) as follows:

                   (k) Notices Regarding Repurchases of Stock. Promptly, and in any event within five (5) Business Days, after the repurchase by the Company of any its common stock, written notice thereof (including the number of shares repurchased, the amount paid by the Company with respect to such repurchase and the date of such repurchase).

                  r.     Section 10.01(p) is amended and restated as follows:

                   (p) Any matured default shall have occurred under the Lease Credit Agreement, any Supplemental Lease Financing Agreement or any Financed Lease, whether or not any obligations thereunder have been accelerated.

            2. Conditions of Effectiveness. The amendments to the Agreement contained in Section 1 shall become effective (the "Effective Date") when and only when each of the conditions specified below has been satisfied:

                  a. no Event of Default or Potential Default shall have occurred and be continuing on the date hereof or on the Effective Date and the representations and warranties made in the Agreement and in Section 3 hereof shall be true and correct on the date hereof and on the Effective Date and the Borrowers shall have delivered to the Administrative Agent for the benefit of each Lender an officer's certificate to both such effects;

                  b. the Administrative Agent shall have received for the benefit of each Lender all of the following documents, each document being in form and substance satisfactory to the Administrative Agent:

                         (1)  written Approval Memos from the Required Banks;

                         (2)  this Amendment, duly executed by the Company;

                         (3)  the officer's  certificate  referenced in clause
a. above;

                         (4)  a consent to this Amendment  executed by each of
Borders Properties, Inc. and Waldenbooks Properties, Inc. in the form of Exhibit A hereto; and

                         (5)  such   instruments,   agreements,   opinions  of
Thomas D. Carney, General Counsel of the Borrowers, and other items as the Administrative Agent may request; and

                  c. the Administrative Agent shall have received (i) for the benefit of the Lenders $300,000, which amount shall be distributed to the Lenders that have executed and delivered Approval Memos to the Administrative Agent (and to Bankers Trust Company as Agent under the Lease Credit Agreement if such Lender is participating in such lease financing facility) prior to 5:00 p.m. Chicago time on November 25, 1996 (such distribution shall be made based on each such Lender's pro rata share of the total commitments of all lenders under the Agreement and such lease financing facility) and (ii) the fees set forth in the Fee Letters executed in connection with this Amendment.

            3. Representation and Warranties. Each of the Borrowers represents and warrants as follows: (i) it has all necessary power and authority to execute and deliver this Amendment and to perform its obligations hereunder; (ii) the execution, delivery and performance of this Amendment have been duly authorized by it; (iii) this Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms; and (iv) the approval, execution, delivery and performance of the terms hereof and of the Agreement, as amended hereby, do not violate any contractual provision to which it is a party or by which it is or its properties are bound or any Law applicable to it.

            4.     Reference to the Effect on the Agreement.

                  a. On the Effective Date: (i) each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby and (ii) each reference to the Agreement in all other Loan Documents shall mean and be a reference to the Agreement, as amended hereby.

                  b. Except as specifically amended above, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  c. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any provision of the Agreement nor a waiver of any right, power or remedy of any Lender or Agent, nor constitute a waiver of, or consent to any departure from, any provision of the Agreement or any other Loan Document.

            5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

            6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a duly executed counterpart copy of this Amendment may be made by telecopy.

            8. Expenses. The Borrowers will upon demand pay to each of the Agents the amount of any and all expenses, including the reasonable fees and expenses of each Agent's attorneys (which attorneys may be an Agent's employees to the extent agreed to in advance by Borrowers) which any such Agent may incur in connection with the preparation, negotiation and enforcement of this Amendment and each of the agreements, instruments and other documents to be delivered to the Agents or the Lenders in connection herewith.


                                           [Signature pages to follow]

AMENDMENT NO. 7

                   IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                           PNC BANK, NATIONAL ASSOCIATION,  as
Administrative  Agent  acting on behalf of the  Lenders  pursuant  to  Section
12.01 of the Agreement


                                           By:      _______\s\__________

                                           Title:_____________________________


                                           BORDERS  GROUP,   INC.,  acting  on
behalf of the Borrowers pursuant to Section 12.01 of the Agreement


                                           By:      _______\s\_________________

                                           Title:_____________________________

                                           EXHIBIT A

                                           CONSENT

             Each of the undersigned, as a Guarantor under that certain Credit Agreement dated as of March 28, 1995, among PNC Bank, National Association, as Administrative Agent, Borders Group, Inc. (the "Company"), and each of the other Borrowers and Lenders a party thereto (as heretofore amended, the "Agreement"; terms defined in the Agreement, as amended by Amendment No. 7 referred to below, which are used herein shall have the meanings as are set forth in the Agreement for such terms unless otherwise defined herein), hereby (i) consents to Amendment No. 7 to Credit Agreement, dated as of December 2, 1996, between the Administrative Agent, on behalf of the Lenders, and the Company, on behalf of the Borrowers (the "Amendment"), and the amendments contained therein and (ii) confirms and agrees that, notwithstanding the Amendment and the effectiveness of the amendments contained therein, the Agreement is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, including, without limitation, each of the undersigned's obligations under
Article IX thereof. Nothing herein is intended or shall be deemed to limit any Agent's or Lender's rights under the Agreement to take actions without the consent of the undersigned.

       Dated as of December 2, 1996

       Borders Properties, Inc.

       By: _______\s\______________

       Title: _____________________


       Waldenbooks Properties, Inc.

       By: ________\s\_____________

       Title: _____________________

                                           SCHEDULE 1


             8.02 Negative CovenantsNegative Covenants. The Borrowers, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrowers' Obligations under the Loan Documents and termination of the Commitments, the Borrowers shall comply at all times with the following negative covenants:

                   (a) IndebtednessIndebtedness. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                               (i)  Indebtedness under the Loan Documents;

                               (ii) Indebtedness  existing on the Closing Date
as set forth on Schedule 8.02(a) (including any extensions or renewals thereof provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.02(a));

                               (iii)      Capitalized   Lease  Obligations  as
and to the extent permitted under Section 8.02(o);

                               (iv) interest rate swap,  cap,  collar or floor
agreements or other interest rate management devices with any Lender, referencing an aggregate notional amount not to exceed, based on the reasonable business judgment of the Company, the maximum principal amount outstanding at any time of all Indebtedness of the Company and its Subsidiaries on a consolidated basis plus an amount equal to 30% of Capitalized Rent Expense, with such interest rate management devices to be entered into for hedging purposes only and not for speculation;

                               (v)  Indebtedness  secured  by  Purchase  Money
Security Interests so long as the amount of such Indebtedness does not exceed the purchase price of the Property which is subject to such Purchase Money Security Interests;

                               (vi) Indebtedness     of    an     Unrestricted
Subsidiary to another Unrestricted Subsidiary or to the Company or Indebtedness of the Company to an Unrestricted Subsidiary so long as such Indebtedness is unsecured;

                               (vii)      Contingent  Obligations  as  and  to
the extent permitted under Section 8.02(c);

                               (viii)     obligations  of the Company to Kmart
as contemplated by the Stockholder Agreement;

                               (ix) additional  Indebtedness with an aggregate
principal amount outstanding not to exceed $6,000,000, which is secured by real property of the Company and its Subsidiaries; provided that the principal amount of any such Indebtedness shall not exceed the fair market value of the real property securing such Indebtedness;

                               (x)  additional  unsecured  Indebtedness of the
Borrowers with an aggregate principal amount outstanding not to exceed $15,000,000;

                               (xi) Indebtedness of  Subsidiaries  (other than
the Borrowers) to third parties, so long as the holders of such Indebtedness have no contractual or legal recourse to the Company or any of its other Subsidiaries, except as otherwise permitted by this Agreement, provided, that notwithstanding any other provision in this Agreement, the aggregate principal amount of all Indebtedness for all such Subsidiaries (other than Indebtedness of WPI and BPI outstanding as of November 30, 1996 to third parties) shall not at any time exceed $20,000,000;

                               (xii)      Permitted     Sutro      Refinancing
Indebtedness,  so  long  as (A)  the  aggregate  principal  amount  of any  such
Indebtedness outstanding does not exceed $36,000,000, (B) the aggregate principal amount of any such Indebtedness incurred, at the date of incurrence, is at least 85% of the face value of the amount of "Notes" (as defined in the Note Put Agreements) purchased by Borders as required by Section 2.2 of the Note Purchase Agreements, (C) any such Indebtedness is incurred no sooner than the relevant "Tenant Purchase Date" (as defined in the Note Put Agreements), (D) the representations, warranties and covenants contained in the documentation with respect to any such Indebtedness are no more restrictive, as determined in the reasonable discretion of the Administrative Agent, than the representations, warranties or covenants hereof, (E) the maturity of any such Indebtedness is not less than two years from the date of incurrence, and (F) on or before the date of incurrence, the Borrowers shall have delivered to the Lenders proforma financial statements, in form and substance satisfactory to the Lenders, showing that, during the term of such Indebtedness, based on reasonable projections of the financial performance of the Borrowers, the Borrowers will not be in violation of any of the financial covenants contained in Section 8.02;

                               (xiii)     other   Indebtedness   for  borrowed
money of the Borrowers, provided that (A) the terms and conditions of such Indebtedness are no more restrictive than those of this Agreement, (B) no Event of Default or Potential Default would occur as a result of the incurrence of such Indebtedness, (C) the interest rate on such Indebtedness (after taking into account all other fees payable in connection with such Indebtedness) is less than the interest rate payable on the Loans, (D) such Indebtedness is subordinated to the Obligations upon terms and conditions satisfactory to the Agents and (E) such Indebtedness is unsecured;

                               (xiv)      Indebtedness  of the Borrowers under
the Lease Financing Guarantee, so long as the conditions specified in Section 8.02(c)(vii) have been satisfied; and

                               (xv) Indebtedness    of   the    Borrowers   in
connection with the Supplemental Facility, so long as the conditions specified in clauses (A) through (E) of Section 8.02(c)(viii) have been satisfied.

                   (b) Liens. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its Property now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                     (c) Contingent Obligations. Each of the
Borrowers shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Contingent Obligations, except for:

                               (i)  Contingent  Obligations of any Borrower or
Unrestricted Subsidiary in respect of obligations of the Borrowers or Unrestricted Subsidiaries;

                                (ii) Permitted Lease  Contingent  Obligations,
provided that the portion of all such Permitted Lease Contingent Obligations which constitute current liabilities determined and consolidated in accordance with GAAP, shall not exceed Fifteen Million Dollars ($15,000,000) at any one time;

                                (iii)   Contingent   Obligations   arising  by
operation of any applicable law which individually or in the aggregate could not reasonably be expected to have Material Adverse Effect;

                                (iv) any Contingent  Obligations arising under
the Note Put Agreements;

                                (v) any Contingent  Obligations  arising under
any computer leases with respect to which Kmart is the lessee and any of the Borrowers is the user of such computer equipment;

                                (vi) any Contingent  Obligations arising under
any of the Kmart Agreements;

                                (vii)  Contingent  Obligations  arising  under
the Lease Financing Guarantee,  provided,  however, that the aggregate amount of
Indebtedness   permitted  by  Section   8.02(a)(xiv)  the  aggregate  amount  of
Contingent Obligations permitted hereunder shall not exceed $200,000,000;

                                (viii)  Contingent  Obligations of the Company
and its Subsidiaries pursuant to a facility established for the purpose of purchasing Indebtedness outstanding under the Project Loan Agreements (as defined in the Participation Agreement) or constructing new retail stores for the Borrowers (the "Supplemental Facility"), provided that (A) the aggregate amount of Indebtedness permitted by Section 8.02(a)(xv) plus the aggregate amount of Contingent Obligations permitted hereunder, together with the aggregate amount of Indebtedness permitted by Section 8.02(a)(xiv) plus the aggregate amount of Contingent Obligations permitted by Section 8.02(c)(vii), does not exceed $250,000,000, (B) the terms and conditions of the Supplemental Facility are satisfactory to any two of PNC Bank, First Chicago and Bankers Trust Company, (C) no Event of Default or Potential Default would occur as a result of the closing of the Supplemental Facility, (D) the maturity date of the Indebtedness outstanding under the Supplemental Facility is not prior to the Expiration Date and (E) the structure of such financing is substantially similar to the structure of the financing under the Participation Agreement, Lease Credit Agreement and the Lease Financing Guarantee;

                                (ix)  Contingent  Obligations  constituting  a
Permitted Joint Venture Activity, provided no Event of Default or Potential Default has occurred and is continuing or would result therefrom; and

                                (x)  Contingent  Obligations   constituting  a
Permitted Restricted Subsidiary Activity, provided no Event of Default or Potential Default has occurred and is continuing or would result therefrom.

                   (d) Loans and InvestmentsLoans and Investments. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing (collectively, "Investments"), except:

                                 (i)trade   credit   extended   on  usual  and
customary terms in the ordinary course of business;

                                 (ii)     advances   to   employees   to  meet
expenses incurred by such employees in the ordinary course of business;

                                 (iii)    Permitted Investments;

                                 (iv)     Investments  by the  Company  or any
other Borrower in any Unrestricted Subsidiary or by any Unrestricted Subsidiary in a Borrower or an Unrestricted Subsidiary, so long as any loans or advances are unsecured;

                                 (v)Purchases  (a)  so  long  as no  Potential
Default or Event of Default has occurred and is continuing or would result therefrom, (b) to the extent that the aggregate of all Purchases made in any rolling four Fiscal Quarter period as permitted under this Section 8.02(d)(v) do not exceed 20% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended), (c) so long as the amount equal to
(1) the aggregate amount of all Purchases made in any rolling four Fiscal Quarter period, as permitted under this Section 8.02(d)(v), in excess of 10% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended) plus (2) all Capital Expenditures in such rolling four Fiscal Quarter period permitted under Section 8.02(o) does not exceed $150,000,000 period, (d) so long as the assets or business subject to such Purchase is in substantially the same or a similar type of business as the Company and its Subsidiaries and (e) so long as the Board of Directors of any Person to be acquired has approved the terms of the Purchase;

                              (vi)  loans and  advances,  in addition to those
permitted under Section 8.02(d)(ii), to employees in an aggregate principal amount not to exceed $10,000,000;

                              (vii) Investments  constituting  Permitted Joint
Venture Activities, provided no Event of Default or Potential Default has occurred and is continuing or would result therefrom;

                              (viii)      Investments  constituting  Permitted
Restricted Subsidiary Activities, provided no Event of Default or Potential Default has occurred and is continuing or would result therefrom; and

                              (ix)  repurchases of the Company's  common stock
in accordance with Section 8.02(e).

Dividends and Related Distributions. The Company shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) (collectively, "Distributions"), except:

                                 (i)the   Company   may   make   open   market
repurchases of shares of its common stock so long as the aggregate amount paid by the Company with respect to all such repurchases does not at any time exceed the Repurchase Amount in effect from time to time and no Event of Default or Potential Default has occurred and is continuing or would result therefrom;

                                 (ii)     the  Company  may  engage  in  stock
splits (including reverse stock splits) or pay dividends in stock;

                                 (iii)    Wholly-owned  Subsidiaries  may make
Distributions to the Company or another Wholly-owned Subsidiary;

                                 (iv)     Subsidiaries        other       than
Wholly-owned Subsidiaries may make Distributions so long as (a) the aggregate amount of Distributions made by any such Subsidiary to any Person other than the Company or a Subsidiary of the Company in any Fiscal Year does not exceed 50% of such Person's pro rata share (based on the percentage of stock or other equity interests owned by such Person) of such Subsidiary's net income for such Fiscal Year as determined in accordance with GAAP and (b) no later than ten (10) days prior to any such Distribution, the Company shall have given written notice to the Lenders and the Agents thereof, together with calculations demonstrating that such Distribution complies with this clause (iv); and

                                 (v)      the  Company  may pay  dividends  on
its preferred stock so long as the dividend rate on such preferred stock (after taking into account all other fees and amounts payable on such preferred stock) is less than the interest rate payable on the Loans.

Liquidations, Mergers, Consolidations. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, provided that any Borrower (other than the Company) may consolidate or merge into another Borrower and any Subsidiary of a Borrower may consolidate or merge into any Borrower or any Wholly-owned Subsidiary of a Borrower so long as the Borrower or a Wholly-owned Subsidiary is the surviving corporation of such consolidation or merger.

Dispositions of Assets or Subsidiaries. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its Property (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or any shares of capital stock, shares of beneficial interest or partnership interests of a Subsidiary of such Borrower), except:

                                 (i)transactions   involving   the   sale   of
inventory in the ordinary course of business;

                                 (ii)     any  sale,   transfer  or  lease  of
Property, including without limitation any store closures, in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or Subsidiary's business;

                                 (iii)    any sale or  transfer of Property in
order to concurrently or subsequently lease as lessee such Property, so long as such sale and leaseback occurs in the ordinary course of business;

                                 (iv)     any  sale,   transfer  or  lease  of
Property,   by  any   Subsidiary  of  an   Unrestricted   Subsidiary  to  such
Unrestricted Subsidiary or another Unrestricted Subsidiary;

                                 (v)any sale,  transfer  or lease of  Property
in the ordinary course of business which are replaced by substitute Property acquired or leased within the parameters of Section 8.02(o);

                                 (vi)     any  sale or  transfer  of the  real
property located in Stamford, Connecticut; and

                                 (vii)    any    transfers    to    Kmart   of
"Premises" pursuant to the Kmart Indemnity (as such term is defined therein) if and to the extent that any such transfer does not cause an Event of Default under Section 10.01(f) hereof.

Affiliate Transactions. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Borrower (other than another Borrower) or other Person) unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agent and (iii) is in accordance with all applicable Law.

Subsidiaries, Partnerships and Joint Ventures. Each of the Borrowers shall s not, and shall not permit any of its Subsidiaries to, become or agree to become a general or limited partner, joint venturer or member in any partnership, joint venture or limited liability company, as the case may be, provided that the Company or any of its Wholly-owned Subsidiaries may own or create (A) any Wholly-owned Subsidiary, (B) any Unrestricted Subsidiary, (C) any Restricted Subsidiary so long as (1) the aggregate of all Purchases by the Company and its Subsidiaries of or Investments in or to such Restricted Subsidiary is otherwise permitted by this Agreement, and (2) no such Restricted Subsidiary shall have Indebtedness which is recourse to or guaranteed by the Company or any of its Subsidiaries except as otherwise permitted by this Agreement and (D) any Joint Venture so long as (1) the aggregate of all Purchases by the Company and its Subsidiaries of or Investments by the Company and its Subsidiaries in or to any such Joint Ventures is otherwise permitted by this Agreement, and (2) no such Joint Venture shall have Indebtedness which is recourse to or guaranteed by the Company or any of its Subsidiaries except as otherwise permitted by this Agreement.

                           (j)  Continuation  of or Change in  Business.  Each
of the Borrowers shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (a) with respect to the Borrowers, BPI and WPI, substantially as conducted and operated by such Person during the Fiscal Year prior to the Company's 1996 Fiscal Year and (b) with respect to any Subsidiary of a Borrower (other than WPI or BPI), substantially as conducted and operated by a Borrower, in a business reasonably incidental and complementary thereto or in an educational related retail business.

Plans and Benefit Arrangements. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to:

                                 (i)adopt,    sponsor,    maintain   or   make
contributions to any Plan, any Multiemployer Plan, any Multiple Employer Plan or except as set forth on Schedule 6.01(t), any Benefit Arrangement that provides benefits to retirees; or

                                 (ii)     engage in a  Prohibited  Transaction
with any Benefit Arrangement which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would have a Material Adverse Effect.

Fiscal Year. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Quarter or change its Fiscal Year.

Issuance of Stock. Each of the Borrowers (other than the Company and any Unrestricted Subsidiary) shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except to the Company or any Wholly-owned Subsidiary, provided, however, that the Company shall not issue any preferred stock unless the dividend rate thereon is permitted by Section 8.02(e)(v).

Changes in Organizational Documents. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws or other organizational documents in the event such change would be adverse to the Lenders.

Capital Expenditures. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, make any payments on account of any Capital Expenditures, except to the extent that the aggregate of all such Capital Expenditures do not exceed $140,000,000 in any rolling four Fiscal Quarter period, and except to the extent that such Capital Expenditures, when aggregated with all Purchases permitted under Section 8.02(d)(v) during the preceding four Fiscal Quarters (but only to the extent the aggregate amount of such Purchases exceeds 10% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended), do not exceed $150,000,000. All such Capital Expenditures shall be made under usual and customary terms and in the ordinary course of business. For purposes of this covenant, Capital Expenditures shall not include assets purchased or acquired, or expenditures made in respect of assets, which are held for resale in accordance with GAAP, except to the extent that such a Capital Expenditure is made at a time when, or to the extent that as a result of such Capital Expenditure, the aggregate value of assets held for resale exceeds or would exceed $30,000,000.

Minimum Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each Fiscal Quarter for the previous four Fiscal Quarters then ended, to be less than 1.45 to 1.0.

Maximum Leverage Ratio. The Borrowers shall not permit the Leverage Ratio (i) calculated as of the end of any first or second Fiscal Quarter of any Fiscal Year to exceed 75%, (ii) calculated as of the end of any third Fiscal Quarter of any Fiscal Year to exceed 77.5%, or (iii) calculated as of the end of any fourth Fiscal Quarter of any Fiscal Year to exceed 72.5%, provided, that beginning with the fourth Fiscal Quarter of the Company's 1998 Fiscal Year, the percentages set forth in clauses (i), (ii) and (iii) above shall be 70%, 72.5% and 67.5%, respectively.

Minimum Tangible Net Worth. The Borrowers shall not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $470,000,000 plus
(ii) 50% of the Consolidated Net Income for each Fiscal Quarter in which net income was earned (with no deduction for a net loss) during the period from July 29, 1996 through the last day of the Fiscal Quarter immediately preceding the date of determination, plus (iii) 100% of the net cash proceeds to the Company of any public or private issuance of equity securities, minus (iv) the aggregate amount paid by the Company with respect to any repurchase of its common stock.

Modifications of Other Documents. The Borrowers shall not permit or otherwise consent to any amendment to or modification of any of the Kmart Agreements (after their respective execution), the Stockholder Agreement, the Lease Credit Agreement, the Lease Financing Guarantee, the Participation Agreement, any Financed Lease or any other Operative Agreement (as defined in the Lease Credit Agreement), any Supplemental Lease Financing Agreement or any of the Note Put Agreements which could reasonably be expected to have a Material Adverse Effect, which would have the effect of materially increasing the obligations of or burdens on the Borrowers or any of their Subsidiaries thereunder or which would have the effect of shortening or deleting any notice or cure period provided for therein.

Prepayment of Note Put Agreement Obligations. Each of the Borrowers shall s not, and shall not permit any of its Subsidiaries to, make any payment or prepayment in respect of Borders' obligations under any of the Note Put Agreements at any time before a "Tenant Purchase Date" as defined in the Note Put Agreements.

Lease Financing Payments. Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Lease Financing Payment, provided, however, that a Borrower may make a Lease Financing Payment if (i) both before and after giving effect to such Lease Financing Payment, no Event of Default or Potential Default exists or would exist and the representations and warranties contained in Article VI are and will be true and correct, and the Company shall have delivered to the Administrative Agent an officer's certificate to both such effects, (ii) the notice required by Section 8.03(j)(i) of this Agreement has been given to the Administrative Agent and each of the Lenders, (iii) the Company shall have delivered to the Administrative Agent no later than ten (10) days prior to the date of any such Lease Financing Payment cash flow projections for the twelve months following such Lease Financing Payment, in form and substance reasonably satisfactory to the
Administrative Agent, (a) showing that the Borrowers' working capital requirements and borrowing needs are not and will not be adversely affected by such Lease Financing Payment and (b) containing calculations in sufficient detail to demonstrate on a pro forma basis compliance as of the end of each Fiscal Quarter within such twelve month period with all financial covenants contained in Section 8.02, (iv) after giving effect to such Lease Financing Payment, the aggregate amount of all Lease Financing Payments made by the Borrowers as permitted by this Section 8.02(u) is less than $20,000,000 and (v) the Lease Financing Payment is otherwise permitted by this Agreement. For purposes of clause (iv) of this Section 8.02(u), the amount of any Lease Financing Payment made by the Borrowers to purchase Property subject to any Financed Lease shall not be included in determining the aggregate amount of Lease Financing Payments made by the Borrowers once all of such Property is sold by such Borrower to any Person that is not an Affiliate of the Company.